UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2018

LEGACY LIFEPOINT HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51251	20-1538254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Seven Springs Way Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 920-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introduction

As previously disclosed, on July 22, 2018, LifePoint Health, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with RegionalCare Hospital Partners Holdings, Inc. (D/B/A RCCH HealthCare Partners), a Delaware corporation (“Parent”), and Legend Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, on November 16, 2018 (the “Closing Date”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a subsidiary of Parent (the “Surviving Company”). Parent is owned by certain funds managed by Apollo Management VIII, L.P. (the “Apollo Funds”), which is an affiliate of Apollo Global Management, LLC. At the effective time of the Merger (the “Effective Time”), the Surviving Company changed its name from “LifePoint Health, Inc.” to “Legacy LifePoint Health, Inc.” and, immediately following the Effective Time, Parent changed its name to “LifePoint Health, Inc.”

Item 1.01. Entry into Material Definitive Agreements.

Term Loan Facility

On the Closing Date, Parent and Merger Sub (together, prior to the Effective Time, the “Co-Borrowers”) entered into a senior secured term loan credit facility (the “Term Loan Facility”) in an aggregate principal amount of $3,550 million with a maturity of seven years; provided that if more than $150 million aggregate principal amount of the Parent’s 11.50% Senior Unsecured Notes due 2024 (the “Existing Senior Unsecured Notes”) remain outstanding 91 days before the stated maturity thereof (the “Term Springing Maturity Date”), then the Term Loan Facility will mature and the commitments under the Term Loan Facility will terminate on the Term Springing Maturity Date. At the Effective Time, the Surviving Company assumed all of the rights and obligations of Merger Sub under the Term Loan Facility (including in its capacity as co-borrower under the Term Loan Facility). In addition, Parent may request one or more incremental commitments in an aggregate principal amount up to the sum of (x) the greater of (i) $800 million and (ii) 0.75 times pro forma Adjusted EBITDA for the most recently available four fiscal quarter periods, plus additional amounts subject to certain agreed leverage requirements, certain other conditions and receipt of commitments by existing or additional lenders.

Proceeds of the term loans drawn on the Closing Date, together with other sources of funds, were used to finance the transactions contemplated by the Merger Agreement, to refinance existing debt and to pay related fees and expenses.

Collateral and Guarantors

All obligations under the Term Loan Facility are unconditionally guaranteed by DSB Acquisition, LLC, the direct parent of Parent (“Holdings”) on a limited recourse basis and each of the existing and future direct and indirect material, wholly-owned domestic subsidiaries of the Co-Borrowers, subject to certain exceptions.

The obligations under the Term Loan Facility are secured by a pledge of the capital stock of Parent and substantially all of its assets and those of each subsidiary guarantor, including a pledge of the capital stock of all entities directly held by Parent (including the Surviving Company) and each subsidiary guarantor (which pledge is limited to 65% of the voting capital stock of first-tier foreign subsidiaries), in each case subject to certain exceptions. Such security interests consist of a first-priority lien with respect to the “Non-ABL Priority Collateral” (which generally includes most inventory and fixed assets, equity interests and intellectual property of the Co-Borrowers and the subsidiary guarantors) and a second-priority lien with respect to the “ABL Priority Collateral” (which generally includes most accounts receivable and certain related assets of the Co-Borrowers and the subsidiary guarantors).

Interest Rates

Borrowings under the Term Loan Facility will bear interest at a rate equal to, at Parent’s option, either (a) a LIBOR rate determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs or (b) a base rate determined by reference to the highest of (i) the federal funds rate plus 0.50%, (ii) the prime rate of Citibank, N.A. and (iii) the one-month adjusted LIBOR plus 1.00%, in each case plus an applicable margin.

Amortization and Prepayments

The Term Loan Facility requires scheduled quarterly amortization payments on the term loans in an annual amount equal to 1.0% of the original principal amount of the term loans, with the balance to be paid at maturity. In addition, the Term Loan Facility will require Parent to prepay outstanding term loan borrowings, subject to certain exceptions, with:

•	50% (which percentage will be reduced to 25% and 0% if certain net first lien leverage ratios are satisfied) of annual excess cash flow, as defined under the Term Loan Facility;

•	100% of the net cash proceeds of non-ordinary course asset sales, other dispositions of property or certain casualty events, in each case, subject to certain exceptions and reinvestment rights; and

•	100% of the net cash proceeds of any issuance or incurrence of debt, other than proceeds from debt permitted under the Term Loan Facility.

Restrictive Covenants and Other Matters

The Term Loan Facility contains certain customary affirmative covenants and events of default. The negative covenants in the Term Loan Facility include, among other things, limitations (none of which are absolute) on the Co-Borrowers’ and their subsidiaries’ ability to incur additional debt or issue certain preferred shares, create liens on certain assets, make certain loans or investments (including acquisitions), pay dividends on or make distributions in respect of their capital stock or make other restricted payments, consolidate, merge, sell or otherwise dispose of all or substantially all of theirs and their restricted subsidiaries’ assets, sell certain assets, enter into certain transactions with their affiliates enter into sale-leaseback transactions, change their lines of business, restrict dividends from subsidiaries or restrict liens, change their fiscal year and modify the terms of certain debt or organizational agreements.

The Term Loan Facility contains certain customary events of default, including relating to a change of control. If an event of default occurs, the lenders under the Term Loan Facility are entitled to take various actions, including the acceleration of amounts due under the Term Loan Facility and all actions permitted to be taken by a secured creditor in respect of the collateral securing the Term Loan Facility.

ABL Facility

General

On the Closing Date, the Co-Borrowers also secured commitments under a senior secured asset-based revolving credit facility (the “ABL Facility”) in an aggregate principal amount of $800 million with a maturity of five years; provided that if more than $200 million aggregate principal amount of the Parent’s existing 8.250% Senior Secured Notes due 2023 (the “Existing Senior Secured Notes” and, collectively with the Existing Senior Unsecured Notes, the “Existing Notes”) remain outstanding 91 days before the stated maturity thereof (the “ABL Springing Maturity Date”), then the ABL Facility will mature and the commitments ABL Facility will terminate on the ABL Springing Maturity Date. At the Effective Time, the Surviving Company assumed all of the rights and obligations of Merger Sub under the ABL Facility. The ABL Facility also includes both a letter of credit sub-facility and a swingline loan sub-facility (including in its capacity as co-borrower under the Term Loan Facility). In addition, Parent may request one or more incremental revolving commitments in an aggregate principal amount up to the greater of (x) the greater of (i) $255 million and (ii) 0.23 times pro forma Adjusted EBITDA for the most recently available four fiscal quarter periods, and (y) the amount by which the borrowing base exceeds the aggregate commitments under the ABL Facility, subject to certain conditions and receipt of commitments by existing or additional lenders.

Proceeds of the ABL Facility drawn on the Closing Date, together with other sources of funds, were used to finance the transactions contemplated by the Merger Agreement, to refinance existing debt and to pay related fees and expenses. Proceeds of the ABL Facility drawn after the Closing Date, including swingline loans and letters of credit, will be used for working capital and general corporate purposes, including for permitted acquisitions and transaction costs.

Collateral and Guarantors

All obligations under the ABL Facility are unconditionally guaranteed by Holdings on a limited recourse basis and each of the existing and future direct and indirect material, wholly-owned domestic subsidiaries of the Co-Borrowers, subject to certain exceptions.

The obligations under the ABL Facility are secured by a pledge of the capital stock of the Co-Borrowers and substantially all of their assets and those of each subsidiary guarantor, including a pledge of the capital stock of all entities directly held by Parent (including the Surviving Company) and each subsidiary guarantor (which pledge is limited to 65% of the voting capital stock of first-tier foreign subsidiaries), in each case subject to certain exceptions. Such security interests consist of a first-priority lien with respect to the ABL Priority Collateral and a second-priority lien with respect to the Non-ABL Priority Collateral. Additionally, certain of Parent’s restricted subsidiaries that are not guarantors will pledge certain of their assets (the “Credit Support Party Collateral”) on a first-priority basis, as further security of the obligations under the ABL Facility. The Credit Support Party Collateral will secure only the obligations under the ABL Facility.

All borrowings under the ABL Facility are subject to the satisfaction of customary conditions, including the absence of a default and the accuracy of representations and warranties.

Interest Rates and Fees

Borrowings under the ABL Facility will bear interest at a rate equal to, at Parent’s option, either (a) a LIBOR rate determined by reference to the costs of funds for Eurodollar deposits for the interest period relevant to such borrowing, adjusted for certain additional costs or (b) a base rate determined by reference to the highest of (i) the federal funds rate plus 0.50%, (ii) the prime rate of Citibank, N.A. and (iii) the one-month adjusted LIBOR plus 1.00%, in each case plus an applicable margin. The applicable margin for borrowings will be subject to step-downs based on average availability thresholds.

In addition to paying interest on outstanding principal under the ABL Facility, the Co-Borrowers will be required to pay a commitment fee under the ABL Facility in respect of the unutilized commitments under the ABL Facility at an initial rate equal to 0.375% per annum. The commitment fee may be subject to one step-down based on the average daily utilization under the ABL Facility. We will also be required to pay customary agency fees as well as letter of credit participation fees.

Prepayments

The Co-Borrowers may voluntarily repay outstanding loans under the ABL Facility at any time, without prepayment premium, subject to customary “breakage” costs with respect to LIBOR rate loans. Amounts borrowed and repaid under the ABL Facility may be reborrowed.

Restrictive Covenants and Other Matters

The ABL Facility contains certain customary affirmative covenants and events of default. The negative covenants in the ABL Facility include, among other things, limitations (none of which are absolute) on the Co-Borrowers’ and their subsidiaries’ ability to incur additional debt or issue certain preferred shares, create liens on certain assets, make certain loans or investments (including acquisitions), pay dividends on or make distributions in respect of their capital stock or make other restricted payments, consolidate, merge, sell or otherwise dispose of all or substantially all of theirs and their restricted subsidiaries’ assets, sell certain assets, enter into certain transactions with their affiliates, enter into sale-leaseback transactions, change their lines of business, restrict dividends from their subsidiaries or restrict liens, change their fiscal year; and modify the terms of certain debt.

The ABL Facility requires that the Co-Borrowers and their restricted subsidiaries maintain a minimum fixed charge coverage ratio at any time when availability is less than an agreed amount.

The ABL Facility contains certain customary events of default, including relating to a change of control. If an event of default occurs, the lenders under the ABL Facility are entitled to take various actions, including the acceleration of amounts due under the ABL Facility and all actions permitted to be taken by a secured creditor in respect of the collateral securing the ABL Facility.

9.750% Senior Notes due 2026

General

On the Closing Date, Parent and Merger Sub (the “Co-Issuer” and, together with Parent, the “Issuers”) successfully completed the offering of $1,425 million aggregate principal amount of 9.750% Senior Notes due 2026 (the “Senior Notes”). At the Effective Time, the Surviving Company became the Co-Issuer. The Senior Notes were offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), to persons outside of the United States in compliance with Regulation S under the Securities Act and to certain accredited investors as defined under Regulation D under the Securities Act. The Senior Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws. The Senior Notes were issued pursuant to an Indenture, dated as of the Closing Date (the “Indenture”), by and among the Issuers, certain subsidiaries of the Issuers, as guarantors (the “Subsidiary Guarantor”) and Wilmington Trust, National Association, as trustee.

The Issuers’ obligations under the Senior Notes and the Indenture are fully and unconditionally guaranteed by each of the Issuers’ wholly-owned domestic restricted subsidiaries that guarantees the Term Loan Facility. The Senior Notes and the related guarantees are unsecured obligations of the Issuers and each Subsidiary Guarantor.

Maturity and Interest Payments

The Senior Notes will mature on December 1, 2026. Interest on the Senior Notes will accrue at 9.750% per annum and will be paid semi-annually, in arrears, on June 1 and December 1 of each year, beginning June 1, 2019.

Redemption

On or after December 1, 2021, the Issuers may redeem the Senior Notes at their option, in whole at any time or in part from time to time, at the redemption prices set forth in the Indenture. In addition, prior to December 1, 2021, the Issuers may redeem the Senior Notes at their option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Senior Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any. Notwithstanding the foregoing, at any time and from time to time prior to December 1, 2021, the Issuers may redeem in the aggregate up to 40% of the original aggregate principal amount of the Senior Notes (calculated after giving effect to any issuance of additional notes) in an aggregate amount not to exceed the amount of net cash proceeds of one or more equity offerings at a redemption price equal to 109.750%, plus accrued and unpaid interest, if any, so long as at least 50% of the original aggregate principal amount of the Senior Notes (calculated after giving effect to any issuance of additional notes) must remain outstanding after each such redemption.

Certain Covenants

The Indenture, among other things, limits the Issuers’ ability and the ability of their restricted subsidiaries to, among other things: (i) incur or guarantee additional indebtedness; (ii) pay dividends or distributions on, or redeem or repurchase, capital stock and make other restricted payments; (iii) make certain investments; (iv) consummate certain asset sales; (v) engage in certain transactions with affiliates; (vi) grant or assume certain liens; and (vii) consolidate, merge or transfer all or substantially all of its assets.

These covenants are subject to a number of important qualifications and exceptions. Additionally, upon the occurrence of specified change of control events, the Issuers must offer to repurchase the Senior Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the purchase date. The Indenture also provides for customary events of default.

Addition of the Surviving Company as a Guarantor and Pledgor to Certain Existing Debt of Parent

At the Effective Time, the Surviving Company and certain of its subsidiaries entered into:

•

that certain Third Supplemental Indenture, pursuant to which these entities were added as guarantors under the indenture, dated as of April 29, 2016, among Parent, each subsidiary of Parent from time to time party thereto and Wilmington Trust, National Association, as trustee, governing the Parent’s Existing Senior Unsecured Notes; and

•

(i) that certain Fourth Supplemental Indenture pursuant to which these entities were added as guarantors under the indenture, dated as of April 29, 2016, among Parent, each subsidiary of Parent from time to time party thereto and Wilmington Trust, National Association, as trustee, governing the Parent’s Existing Senior Secured Notes, and (ii) that certain Supplement No. 3 to Collateral Agreement (Senior Secured Notes), pursuant to which these entities were added as pledgors under that certain Collateral Agreement (Senior Secured Notes), dated as of April 29, 2016, among Parent, each subsidiary of Parent from time to time party thereto and Wilmington Trust, National Association, as collateral agent.

Parent has $800 million aggregate principal amount of the Existing Senior Secured Notes and $350 million aggregate principal amount of the Existing Senior Notes outstanding.

All obligations under the Existing Notes are unconditionally guaranteed by each of the existing and future direct and indirect material, wholly-owned domestic subsidiaries of the Co-Borrowers, subject to certain exceptions.

The obligations under the Senior Secured Notes are secured by substantially all of its assets and those of each subsidiary guarantor, including a pledge of the capital stock of all entities directly held by Parent (including the Surviving Company) and each subsidiary guarantor (which pledge is limited to 65% of the voting capital stock of first-tier foreign subsidiaries), in each case subject to certain exceptions. Such security interests consist of a first-priority lien with respect to the Non-ABL Priority Collateral and a second-priority lien with respect to the ABL Priority Collateral.

The indentures governing the Existing Notes contain restrictive covenants that are substantially the same as those in the indenture that govern the Senior Notes, which limit Parent and its restricted subsidiaries’ ability to, among other things: (i) incur or guarantee additional indebtedness; (ii) pay dividends or distributions on, or redeem or repurchase, capital stock and make other restricted payments; (iii) make certain investments; (iv) consummate certain asset sales; (v) engage in certain transactions with affiliates; (vi) grant or assume certain liens; and (vii) consolidate, merge or transfer all or substantially all of its assets.

Prior to May 1, 2019, Parent may redeem some or all of the Existing Senior Secured Notes at a redemption price equal to 100% of the principal amount of the Existing Senior Secured Notes, plus accrued and unpaid interest, and the applicable “make-whole” premium. On or after May 1, 2019, Parent may redeem some or all of the notes at the redemption prices set forth in the indenture governing the Existing Senior Secured Notes. Additionally, on or prior to May 1, 2019, Parent may redeem up to 40% of the aggregate principal amount of the Existing Senior Secured Notes in an amount equal to the net proceeds of one or more equity offerings at a price equal to 108.25% of the principal amount thereof, plus accrued and unpaid interest, so long as at least 50% of the Existing Senior Secured Notes remain outstanding.

Prior to May 1, 2019, Parent may redeem some or all of the Existing Senior Notes at a redemption price equal to 100% of the principal amount of the Existing Senior Notes, plus accrued and unpaid interest, and the applicable “make-whole” premium. On or after May 1, 2019, Parent may redeem some or all of the Existing Senior Notes at the redemption prices set forth in the indenture governing the Existing Senior Notes. Additionally, on or prior to May 1, 2019, Parent may redeem up to 40% of the aggregate principal amount of the Existing Senior Notes in an amount equal to the net proceeds of one or more equity offerings at a price equal to 111.50% of the principal amount thereof, plus accrued and unpaid interest, so long as at least 50% of the Existing Senior Notes remain outstanding.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Existing Credit Agreement

On the Closing Date, the Company terminated its Credit Agreement, dated as of June 10, 2016 (as amended, restated, supplemented or otherwise modified prior to the Closing Date, the “Existing Credit Facility”), by and among the Company, the lenders party thereto from time to time and Citibank, N.A., as administrative agent. In connection with the termination, the Company repaid all of the outstanding obligations in respect of principal, interest and fees under the Existing Credit Facility.

5.50% Senior Notes due 2021

In connection with the Merger, on October 29, 2018, Merger Sub commenced a tender offer and consent solicitation (the “5.5% Tender Offer”) to purchase for cash any and all outstanding 5.50% Senior Notes due 2021 (the “5.5% Notes”) issued by the Company pursuant to the indenture, dated as of December 6, 2013, among the Company, the guarantors party thereto from time to time and The Bank of New York Mellon Trust Company, N.A., as trustee (the “5.5% Notes Indenture”). On the date hereof, $1,073,313,000 principal amount of 5.5% Notes, representing approximately 97.57% of the outstanding 5.5% Notes, were purchased in the 5.5% Tender Offer and subsequently canceled.

The Company entered into a Supplemental Indenture, dated as of November 15, 2018, by and between the Company, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Supplemental Indenture”), which eliminates substantially all of the restrictive covenants and eliminates or modifies certain reporting obligations, certain events of default and related provisions contained in the 5.5% Notes Indenture. The amendments to the 5.5% Notes Indenture became operative upon the acceptance for purchase of the 5.5% Notes tendered in the 5.5% Tender Offer.

5.875% Senior Notes due 2023

In connection with the Merger, on October 29, 2018, Merger Sub commenced a tender offer and consent solicitation (the “5.875% Tender Offer”) to purchase for cash any and all outstanding 5.875% Senior Notes due 2023 (the “5.875% Notes”) issued by the Company pursuant to the indenture dated as of December 6, 2013, as supplemented by the First Supplemental Indenture dated as of December 4, 2015, among the Company, the guarantors party thereto from time to time and The Bank of New York Mellon Trust Company, N.A., as trustee (the “5.875% Notes Indenture”). On the date hereof, $482,164,000 principal amount of 5.875% Notes, representing approximately 96.43% of the outstanding 5.875% Notes, were purchased in the 5.875% Tender Offer and subsequently canceled.

The Company entered into a Supplemental Indenture, dated as of November 15, 2018, by and between the Company, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee , which eliminates substantially all of the restrictive covenants and eliminates or modifies certain reporting obligations, certain events of default and related provisions contained in the 5.875% Notes Indenture. The amendments to the 5.875% Notes Indenture became operative upon the acceptance for purchase of the 5.875% Notes tendered in the 5.875% Tender Offer.

5.375% Senior Notes due 2021

In connection with the Merger, on October 29, 2018, Merger Sub commenced a tender offer and consent solicitation (the “5.375% Tender Offer”) to purchase for cash any and all outstanding 5.375% Senior Notes due 2024 (the “5.375% Notes”) issued by the Company pursuant to the indenture, dated as of May 26, 2016, among the Company, the guarantors party thereto from time to time and The Bank of New York Mellon Trust Company, N.A., as trustee (the “5.375% Notes Indenture”). On the date hereof, $488,535,000 principal amount of 5.375% Notes, representing approximately 97.71% of the outstanding 5.375% Notes, were purchased in the 5.375% Tender Offer and subsequently canceled.

The Company entered into a Supplemental Indenture, dated as of November 15, 2018, by and between the Company, the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Supplemental Indenture”), which eliminates substantially all of the restrictive covenants and eliminates or modifies certain reporting obligations, certain events of default and related provisions contained in the 5.375% Notes Indenture. The amendments to the 5.375% Notes Indenture became operative upon the acceptance for purchase of the 5.375% Notes tendered in the 5.375% Tender Offer.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of July 22, 2018, by and among LifePoint Health, Inc., RegionalCare Hospital Partners Holdings, Inc. (D/B/A RCCH HealthCare Partners) and Legend Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to LifePoint’s Current Report on Form 8-K filed with the SEC on July 23, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY LIFEPOINT HEALTH, INC.
By:	/s/ Jennifer C. Peters
Name:	Jennifer C. Peters
Title:	Executive Vice President

Date: November 16, 2018